UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2025 (March 7, 2025)
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Exchange Agreement

As previously disclosed by ModivCare Inc. (the “Company”) in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2025, on January 9, 2025, the Company entered into a privately negotiated exchange agreement (as amended, the “Exchange Agreement”) with holders of the Company’s 5.000% Senior Notes due 2029 (the “Senior Notes”) to exchange (such exchange, the “Exchange”) $251.0 million principal amount of the Senior Notes for an equivalent principal amount of second lien senior secured PIK toggle notes to be issued by the Company (the “Second Lien Notes”) pursuant to the Second Lien Notes Indenture (as defined below), on the terms and subject to the conditions set forth in the Exchange Agreement, subject to the receipt of requisite consents (such consents, the “Exit Consents”) to (i) make amendments (the “Amendments”) to the indenture governing the Senior Notes (the “Senior Notes Indenture”), including (a) the elimination of substantially all of the covenants and events of default in the Senior Notes Indenture and (b) the release of the guarantees provided by the guarantors party to the Senior Notes Indenture, and (ii) enter into a subordination agreement, pursuant to which the Senior Notes will be subordinated in right of payment to the outstanding indebtedness under the Company’s existing credit agreement, as amended (the “Credit Agreement”), amounting to $866.4 million in aggregate principal amount as of March 7, 2025, and the Second Lien Notes, amounting to $251.0 million in aggregate principal amount as of March 7, 2025, subject to Section 6.07 of the Senior Notes Indenture. Following the satisfaction of customary closing conditions and the receipt of the Exit Consents, the Exchange was consummated and the Second Lien Notes were issued on March 7, 2025.

Fifth Supplemental Indenture

On March 7, 2025, upon receipt of the requisite Exit Consents, the Company, the guarantors party to the Senior Notes Indenture and Wilmington Savings Fund Society, FSB (as the successor to The Bank of New York Mellon Trust Company, N.A.), as trustee, entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Senior Notes Indenture to effect the Amendments, as further described above and in the Fifth Supplemental Indenture.

The foregoing descriptions of the Amendments and the Fifth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Supplemental Indenture, which is attached as Exhibit 4.1 hereto and incorporated herein by reference. Investors and other parties are encouraged to read the full text of the Fifth Supplemental Indenture because it contains other important information not summarized herein.

Second Lien Notes Indenture

The Second Lien Notes were issued pursuant to, and are governed by, an indenture (the “Second Lien Notes Indenture”), dated as of March 7, 2025, among the Company, the guarantors party thereto (the “Guarantors”) and Ankura Trust Company, LLC, as trustee and notes collateral agent.

The Second Lien Notes are the Company’s senior, secured obligations and will accrue interest at a rate of, at the Company’s election, subject to certain conditions, (i) 5.000% per annum, if interest is paid in cash, and (ii) 10.000% per annum, if interest is paid in kind, in each case payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2025. Interest will be paid in kind by increasing the aggregate principal amount of one or more outstanding global notes representing the Second Lien Notes, or issuing additional Second Lien Notes, calculated based on the then outstanding principal of the Second Lien Notes. The Company will not be permitted to pay interest in kind in any interest period if the Company’s Liquidity (as defined in, and calculated in accordance with, the Second Lien Notes Indenture) is greater than $100.0 million on any applicable record date occurring on and after March 15, 2026, for any such interest period. The Second Lien Notes are fully and unconditionally guaranteed by the Guarantors and rank equal in right of payment with all of the Company’s and each Guarantor’s existing and future senior indebtedness, including indebtedness under the Credit Agreement. The Second Lien Notes and the related guarantees are secured on a second-priority basis, subject to permitted liens, by security interests on substantially all of the assets and properties of the Company and the Guarantors, which assets and properties also secure the indebtedness under the Credit Agreement on a first-priority basis. The Second Lien Notes will mature on October 1, 2029.

The Second Lien Notes Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its subsidiaries to, among other things, incur additional indebtedness; make certain investments; create or incur certain liens; enter into certain transactions with affiliates; merge, consolidate, amalgamate or transfer substantially all of its assets; agree to dividend or other payment restrictions affecting its subsidiaries; and transfer or sell assets, including capital stock of its subsidiaries. These covenants, however, are subject to a number of important exceptions and qualifications.

The Company may redeem the Second Lien Notes, in whole or in part, at any time, at the redemption prices set forth in the Second Lien Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The foregoing description of the Second Lien Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Indenture, which is attached as Exhibit 4.2 hereto and incorporated herein by reference. Investors and other parties are encouraged to read the full text of the Second Lien Notes Indenture and the Second Lien Notes because they contain other important information not summarized herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Second Lien Notes Indenture is incorporated herein by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The Second Lien Notes Indenture contains covenants that limit, among other things, the Company’s ability to pay dividends on its capital stock, subject to certain exceptions, which may impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Second Lien Notes Indenture, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Fifth Supplemental Indenture.

4.2	Second Lien Notes Indenture.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ModivCare Inc.

Date: March 11, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary